One International Place
                                                Boston, Massachusetts 02110-9801
                                                   617/439-9700 fax 617/439-0476
WOLF
COMPANY,P.C.                                                    1441 Main Street
CERTIFIED PUBLIC ACCOUNTANTS                    Springfield, Massachusetts 01103
  AND BUSINESS CONSULTANTS                         413/747-9042 fax 413/733-1990
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                                                                   Exhibit 11(a)


Consent of Independent Auditors



The Board of Trustees and Shareholders
Forum Funds:

We consent to the use of our report dated May 15, 1998 included in the Annual Report to Shareholders for Quadra Value Equity Fund and Quadra Growth Fund, portfolios of the Forum Funds, incorporated herein by reference into the Statement of Additional Information and to the references to our Firm under the headings, "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.



                                                        /s/ Wolf & Company, P.C.
                                                            Wolf & Company, P.C.


Boston, Massachusetts
July 27, 1998







      Member of Associated Regional Accounting Firms and TGI International